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                                                                   EXHIBIT 10.14
                                 PUT AGREEMENT


        This Put Agreement ("Agreement") is made as of November 12, 1999, by and among Paul G. Allen, an individual ("Allen"), Charter Investment, Inc., a Delaware corporation formerly known as Charter Communications, Inc. ("CII") and _______ (the "Holder"), with reference to the following facts:

        A. The Holder currently owns Class A Common Stock of CII ("Common Stock"). CII's primary asset is its ownership interest in Charter Communications Holding Company, LLC ("Charter Holdco").

        B. It is contemplated that Charter Communications, Inc., a Delaware corporation ("CCI"), will effect an initial public offering (the "IPO") of its shares of common stock ("CCI Stock"). After the IPO, CCI's primary asset will be its ownership interest in Charter Holdco.

        C. The Holder's Common Stock is not, and will not be, exchangeable or convertible into shares of CCI, leaving no public market for the Holder's Common Stock.

        D. CII and Allen have agreed to grant the Holder the rights set forth in this Agreement.

        E. The Holder has agreed to waive any rights which he, any of his Permitted Transferees, CII, Charter Holdco and/or CCI has, had or might have in the investment proposed to be made by affiliates of Allen in RCN Corporation ("RCN") or any subsequent investments by Allen or such affiliates in RCN.

        NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms have the following meanings:

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

        "Closing Date" means that date on which the Closing occurs.

        "Common Units" means any Membership Unit denominated "Common," including without limitation Class A Common Units, Class B Common Units, Class C Common Units, and Class D Common Units, as set forth in the LLC Agreement, and any other securities into which such Common Units may thereafter be changed, converted, or exchanged.

        "Convertible Securities" means options, warrants, and other similar instruments issued by CCI that are exercisable or convertible for shares of CCI Stock.



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        "Exchange Agreement" means that certain Exchange Agreement, dated as of
_________, 1999, by and among CCI, CII, Vulcan Cable III Inc. and Paul G.
Allen.

        "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied in a manner consistent with that used in the preparation of the financial statements included in all forms, reports and similar documents filed by CCI with the Securities and Exchange Commission.

        "IPO Date" means the date on which the registered public offering on Form S-1 of shares of Class A Common Stock of CCI is consummated.

        "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement for Charter Holdco, effective as of ___________, 1999, by and among the members listed on Schedule A thereto.

        "Membership Units" means units of membership interest issued by Charter Holdco to its members that entitle the members to the rights set forth in the LLC Agreement.

        "Minimum Amount" means the lesser of (i) Common Stock which is put to CII for which the Purchase Price under this Agreement is at least $5 million, or
(ii) all Common Stock that is subject to the Holder's (including those held by its Permitted Transferees) Put Option under this Agreement.

        "Permitted Transferee" means and is limited to those persons or entities to whom Common Stock has been transferred in a "Permitted Transfer" as defined in that certain Stockholders Agreement dated December 21, 1998 among the Holder, Allen and the other parties thereto (the "Stockholders Agreement").

        "Person" means any individual, corporation, partnership, limited partnership, limited, liability partnership, limited liability company, trust, association, organization, or other entity.

2. Put Option.

        A. CII hereby grants to the Holder, effective six months after consummation of the IPO and subject to the terms and conditions set forth herein, the right and option (the "Put Option"), exercisable from time to time on one or more occasions but no more frequently than four times each calendar year by delivery of written notice to CII during the Put Period (as defined in Section 9), to sell to CII or its designee, all or any portion of the Holder's Common Stock (which may include Common Stock held by any Permitted Transferee of such Holder) but not less than the Minimum Amount. Upon the giving of such notice, subject to Section 5.B, CII shall be obligated to buy or to cause its designee to buy, and the Holder shall be obligated to sell, the Holder's Common Stock as to which the Put Option has been exercised, at the price and upon the terms and conditions specified in Sections 3 and 4.

        B. In the event that CII or its designee is for any reason (other than the Holder's material breach of this Agreement) unwilling or unable to purchase any Common Stock as to which a Put Option has been exercised, Allen shall be obligated to buy or to cause his


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designee to buy, and the Holder shall be obligated to sell, such Common Stock on the terms and conditions applicable to CII in this Agreement.

3. Purchase Price.

        A. The purchase price per share of Common Stock to be paid upon the exercise of the Put Option (the "Purchase Price") shall be equal to (1) the Adjustment Amount (as defined in Section 3.C), if any, plus the product of (i) the Holdco Unit Value (as defined below), and (ii) the number of Membership Units held by CII, divided by (2) the total number of outstanding shares of Common Stock, assuming the exercise of all options, warrants or other similar rights held by any person to purchase Common Stock.

        B. The Holdco Unit Value shall be determined as follows:

               (i) The Holdco Unit Value shall equal the average of the highest and lowest quoted selling prices of a share of CCI's Class A Common Stock on the principal national securities exchange on which the Class A Common Stock of CCI is listed or admitted to trading, or, if not so listed or admitted to trading, as reported by the NASDAQ Stock Market's National Market, on each of the thirty
(30) trading days immediately preceding the date on which a put notice is given (the "Share Value"), so long as all of the following are true:

                      a. Clause (b) of Article Third and Clauses (a)(ii) and
(b)(iii) of Article Fourth of CCI's Certificate of Incorporation as in effect on the IPO Date continue to be in effect and have not amended so as to substantively modify the provisions thereof, and CCI is in substantial compliance with those provisions; and

                      b. Sections 3.5.4, 3.6.1, 3.6.4(d), 3.6.4(e) and 5.1.7 of
the LLC Agreement have not then been amended so as to substantively modify those provisions in a manner that would alter the amount per Membership Unit that any class of Common Units would be entitled to receive on liquidation of Charter Holdco.

               (ii) If the conditions in Sections 3.B(i)a and 3.B(i)b are not satisfied, then the Holdco Unit Value shall equal the fair market value of a Common Unit held by CII, as determined in accordance with Section 2.3(b) of the Exchange Agreement.

        C. So long as CII has no material outstanding liabilities (other than obligations pursuant to options, warrants or other similar rights held by any person to purchase common stock of CII) and no material assets other than its Membership Units, the "Adjustment Amount" (as used in the calculation of the Purchase Price) shall be zero. To the extent necessary to reflect any additional liabilities or assets of CII, the Purchase Price will be equitably adjusted by increasing the Adjustment Amount by the value of any material assets of CII other than the Membership Units held by CII, and decreasing the Adjustment Amount (which may be a negative number) by the amount of any outstanding material liabilities (other than obligations pursuant to options, warrants or other similar rights held by any person to purchase common stock of CII), all in the manner reflected in Section 2.3(b) of the Exchange Agreement.

4. Closing.


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        A. At the Closing, (a) CII or its designee shall pay to the Holder an amount equal to the product of (i) the Purchase Price, and (ii) the number of shares of Common Stock that are to be purchased and sold at the Closing, in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver to CII or its designee one or more certificates evidencing the Common Stock to be purchased and sold at the Closing, together with duly executed assignments separate from certificate in form and substance sufficient to effectuate the transfer of such Common Stock to CII or its designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 5.

        B. The closing (the "Closing") shall be held at the offices of Irell & Manella LLP in Los Angeles, California, on a Business Day selected by CII (as to which prompt written notice is to be given to the Holder) no later than 30 Business Days after the delivery of notice that the Put Option is being exercised, or at such other time and place as the Holder and CII may agree. The Holder and CII will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service, courier, or other agreed-upon method without requiring either party or his or its representatives to be physically present at the Closing.

5. Adjustment for Exchange, Reorganizations, etc.

        A. Upon a reorganization, merger or consolidation of CII with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which outstanding shares of Common Stock are converted into or exchanged solely for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "Common Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the Common Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all Common Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness unless such Replacement Securities are securities of CCI or another entity and are publicly traded on a national securities exchange or on NASDAQ, in which case this put shall immediately terminate and be of no further force or effect. Any Replacement Securities that become subject to the Put Option pursuant to this
Section 5.A shall constitute "Common Stock" for purposes of this Agreement.

        B. In the event of any proposed Business Combination pursuant to which the outstanding Common Stock will be converted into a right to receive consideration in whole or in part other than securities of CII or Replacement Securities, (i) CII will provide notice thereof to the Holder at least twenty
(20) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any shares of Common Stock that are specified in a put notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from CII pursuant to this
Section 5.B, the purchase and sale of any of the Common Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in CII's notice pursuant to this Section 5.B.


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6. Representations of the Holder. The Holder (and any applicable Permitted
Transferees) jointly represent and warrant to CII, Allen and any of their respective designees or assignees that on the date hereof and at each Closing:
(a) the Holder (or Permitted Transferee) has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby;
(b) this Agreement is the legal, valid and binding obligation of the Holder (or any Permitted Transferee), enforceable against the Holder in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies; (c) at each Closing, the Holder (or any Permitted Transferee) will own all of the Common Stock required to be purchased and sold at the Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Common Stock (other than those restrictions set forth in the Stockholders Agreement, those arising under applicable law and those arising under the organizational documents of CII)); (d) upon the transfer of the Common Stock to CII or Allen, as the case may be, CII, Allen or their respective designees will receive good title to the Common Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder (or any Permitted Transferee), other than those arising under applicable law or those arising under the organizational documents of CII (if applicable).

7. Representations of CII. CII represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) CII has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of CII, enforceable against CII in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies; and (c) its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, CII's certificate of incorporation or bylaws, or any material agreement, indenture or instrument to which it is a party or which is binding on it, and will not result in the creation of any lien on, or security interest in, any of its assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect its ability to perform its obligations under this Agreement).

8. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through each Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies; and (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or


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which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement).

9.  Put Period.

        A. The "Put Period" shall begin six months after consummation of the IPO and shall continue until the earlier of (x) the date specified in Section 5.A or 5.B, and (y) the date on which Allen no longer owns a majority of the outstanding shares of voting stock of CII.

        B. Upon termination of the Put Period as to a given Holder, this Put Option and all rights hereunder (other than rights associated with the proper exercise of the Put Option during the Put Period) shall immediately terminate as to both such Holder and any of his Permitted Transferees.

        C. The Put Option shall terminate as to any Common Stock on the date on which such Common Stock is first attempted to be transferred by the Holder to a person or entity that is not a Permitted Transferee.

10. Waiver Relative to RCN. The Holder, on behalf of all of his Permitted Transferees, and in their capacity as stockholders of CII hereby irrevocably waive any rights, if any, that any of them has, may have or may have had relative to the pending investment by an affiliate of Allen in convertible preferred stock of RCN or in any subsequent investment by Allen or any of such affiliates in RCN. The Holders further consents to the execution by CII of an express waiver of any right that CII might have, directly or as a stockholder of CCI, or as a holder of Membership Units in Charter Holdco, with respect to the aforesaid investment in RCN by an affiliate of Allen and consent to Allen and such affiliate consummating such investment and any future investment in RCN.


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11. Miscellaneous.

        A. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof other than as expressly contained in the Stockholders Agreement. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

        B. Additional Documents. Each of the parties hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

        C. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

               If to the Holder:




               with copy to:

                      Paul Hastings Janofsky & Walker LLP
                      399 Park Avenue
                      New York, NY 10022-4697
                      Attn:  Daniel G. Bergstein, Esq.
                      Telephone:    212 318 6000
                      Facsimile:    212 319 4090


               If to CII or Allen:

                      Paul G. Allen
                      c/o William D. Savoy
                      Vulcan Northwest Inc.
                      110 110th Avenue, N.E.
                      Bellevue, WA 98004
                      Telephone:    425 453 1940
                      Facsimile:    425 253 2985


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               with copy to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067-4276
                      Attention: Alvin G. Segel, Esq.
                      Telephone:    310 203 7069
                      Facsimile:    310 284 3052

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a Business Day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following Business
Day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

12. No Third-Party Benefits. Except for any rights of a Permitted Transferee hereunder, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement.

13. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

14. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

15. Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

16. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

17. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

18. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.


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19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any Common Stock pursuant to this Agreement.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                         CHARTER INVESTMENT, INC.



                                         By: _________________________________
                                              Name:
                                              Title:



                                         -------------------------------------
                                         Paul G. Allen



                                         HOLDER



                                         -------------------------------------






                        [SIGNATURE PAGE TO PUT AGREEMENT]